UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2009 (May 7, 2009)

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13395	56-2010790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina 28212	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2009, Sonic Automotive, Inc. (the “Company”) entered into an Indenture between the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Indenture”), under which the Company issued $85,627,000 aggregate principal amount of 6.00% Senior Secured Second Lien Convertible Notes due 2012 in two series (i.e., Series A and Series B) (the “New Notes”) which are fully and unconditionally guaranteed on a senior basis by substantially all of the direct and indirect operative domestic subsidiaries of the Company. As reported on the Current Report on Form 8-K filed by the Company on May 4, 2009 (the “May 4 Form 8-K”), the New Notes and shares of Class A common stock (as described below) were issued in exchange for approximately $89.5 million aggregate principal amount of the Company’s 5.25% Convertible Senior Subordinated Notes due May 2009 (the “Existing Notes”) pursuant to a privately negotiated transaction with certain holders of the Existing Notes in full satisfaction of the Existing Notes at their maturity on May 7, 2009. The Company repaid the remaining Existing Notes in full at maturity in cash.

The New Notes bear interest at 6.00% per year and mature on May 15, 2012, unless earlier converted, redeemed or repurchased by the Company. Interest is payable semi-annually on May 1 and November 1 of each year, beginning on November 1, 2009, to holders of record at the close of business on April 15 or October 15, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit among other things, the ability of the Company and certain of its subsidiaries to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, make other restricted payments, make investments, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates, in each case, subject to exclusions, and other customary covenants. The redemption and repurchase terms of the New Notes are described in the May 4 Form 8-K, and such descriptions are incorporated by reference herein. The Indenture also contains other customary terms and conditions and provides for events of default that are generally customary, but includes, among other things, a default for the Company’s failure to obtain shareholder approval for a conversion price per share of $4.00 for the Series A notes, as described below.

The New Notes will be convertible by holders into shares of Class A common stock at any time on or after August 25, 2011. At such time, the holders of the Series A notes may convert their notes into Class A common stock representing up to approximately 19.9% of our outstanding shares of Class A common stock (after giving effect to the Direct Shares and the shares into which Series B notes are convertible), or approximately 6,295,482 shares, which is based on the maximum number of shares that may be issued without requiring the Company to seek shareholder approval under Rule 312.03 of the NYSE Listed Company Manual. Holders of Series B notes may also convert their notes on or after August 25, 2011, in multiples of $1,000 principal amount, into Class A common stock at a price per share of $8.00, or a conversion rate of 125 shares per $1,000 principal amount of Series B notes, which equals an aggregate of 837,500 shares of Class A common stock.

The Series A notes are subject to certain adjustments, including upon the issuance of certain securities in the future that are convertible at a per share price that is below market on the date of issuance or below $4.00. Only with respect to the Series A notes, upon receipt of shareholder approval, the conversion price shall be adjusted to $4.00 per share, or a conversion rate of 250 shares per $1,000 principal amount of Series A notes. The Company has agreed to use its reasonable best efforts to cause to obtain, as promptly as practicable after the issue date, the necessary approval of the adjustment of the conversion price to $4.00 per share within 90 days, subject to an extension if the preliminary proxy statement in connection with the shareholder approval is reviewed by the Securities and Exchange Commission. Failure to obtain shareholder approval of the $4.00 conversion price will result in a default under the indenture governing the New Notes. The Company’s Chairman and Chief Executive Officer O. Bruton Smith, who directly and indirectly controls 74.7% of the total voting power of the Company, has announced that he will vote in favor of approving the full conversion rate for the New Notes.

Any Series B note holder may elect to exchange its Series B notes for Series A notes for a like aggregate principal amount at any time after such Series B note holder receives notice from the Company that a registration statement relating to such Series A notes has been declared effective.

The New Notes are secured by a second priority lien on substantially all of the Company’s assets that secure the Company’s Credit Agreement, dated February 17, 2006, with Bank of America, N.A. and the other lenders party thereto on a first priority basis in accordance with (i) the Security Agreement, dated May 7, 2009, between the Company, the subsidiaries party thereto and U.S. Bank National Association, as collateral agent (the “Collateral Agent”) and (ii) the Securities Pledge Agreement, dated May 7, 2009, between the Company, the subsidiaries party thereto and the Collateral Agent, and is subject to an intercreditor agreement, dated May 7, 2009, among Bank of America, N.A., as first lien agent, U.S. Bank National Association, as second lien agent, and the Company and the subsidiaries party thereto. The collateral securing the New Notes will not include certain restricted equity interests pursuant to a Security Agreement (Escrowed Equity), dated May 7, 2009, between the Company, the subsidiaries party thereto and the Collateral Agent.

On May 7, 2009, the Company entered into registration rights agreements pursuant to which it has agreed to register the New Notes and the Direct Shares (as defined below). The Company has also agreed to register the Equity Offering Shares (as defined below) upon request, as reported on the May 4 Form 8-K.

The foregoing descriptions of the Indenture, each of the registration rights agreements, each of the security documents and the intercreditor agreement are qualified in their entirety by references to each such Indenture, registration rights agreement, security document and intercreditor agreement. The security documents are filed as exhibits hereto and the Company will furnish copies of the Indenture, the form of New Notes, the registration rights agreements and the intercreditor agreement to the Commission upon request.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure required by this item and included in Item 1.01 above is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and included in Item 1.01 above is incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On May 7, 2009, the Company issued 860,723 shares of Class A common stock (the “Direct Shares”) valued at a price of $4.58 per share (the value was based on the closing stock price for the five consecutive trading days immediately prior to May 4, 2009) in respect of the exchange described above for the Existing Notes. The Company also issued 487,796 shares of Class A common stock (the “Equity Offering Shares”) on May 7, 2009 at a price equal to $5.74 per share (the closing stock price per share on May 4, 2009, the date the stock purchase agreements were entered into) primarily to certain of its directors and members of the Company’s management in a private placement as reported on the May 4 Form 8-K. The issuances and sales of the Direct Shares and Equity Offering Shares on May 7, 2009, as well as the New Notes, were exempt from registration under the Securities Act of 1933 pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The disclosure required by this item and included in Item 1.01 above and the May 4 Form 8-K is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Security Agreement, dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent.

4.2	Securities Pledge Agreement, dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent.

4.3	Security Agreement (Escrowed Equity), dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Dated: May 13, 2009

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Security Agreement, dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent.

4.2	Securities Pledge Agreement, dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent.

4.3	Security Agreement (Escrowed Equity), dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent.